UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 22, 2020

Altair International Corp.

(Exact name of registrant as specified in its charter)

Nevada	333-190235	99-0385465
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

322 North Shore Drive
Building 1B, Suite 200
Pittsburgh, PA	15212
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (412) 770-3140

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	ATAO	OTC:Pink

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 22, 2020, the registrant ("Altair International") entered into a General Service Agreement (the “Agreement”) effective September 1, 2020 with Oliver Geoservices LLC (“OGS” ) under which OGS was engaged as a consultant to provide mineral extraction strategy for a period of 12 months through September 1, 2021 and for its Managing Member, Douglas Oliver, to serve as Vice President of Exploration for Altair International and to serve as a member of Altair International’s Advisory Board. OGS will receive monthly compensation of $3,000 cash and 300,000 shares of the Company’s common stock. The Agreement was amended on September 23, 2020 to have Douglas Oliver appointed as Acting Vice President of Exploration for Altair International. The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement and the Amendment thereto which are filed as exhibits 10.1 and 10.2, respectively, to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

Exhibits

10.1 General Service Agreement dated September 22, 2020 between Altair International Corp. and Oliver Geoservices LLC.

10.2 Amendment to General Service Agreement dated September 23, 2020 between Altair International Corp. and Oliver Geoservices LLC.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 28, 2020	Altair International Corp.

	By:	/s/ Leonard Lovallo
Leonard Lovallo
President and CEO